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Filed pursuant to Rule 424(b)(5)
Registration No. 333-239333

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)

1.150% Notes due 2028	$650,000,000.00	99.370%	$645,905,000.00	$83,838.47

1.400% Notes due 2030	$650,000,000.00	98.567%	$640,685,500.00	$83,160.98

(1)
$650,000,000.00 aggregate principal amount of 1.150% Notes due 2028 will be issued. $650,000,000.00 aggregate principal amount of 1.400% Notes due 2030 will be issued.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(3)
Paid herewith.

Prospectus Supplement
(To Prospectus dated June 22, 2020)

$1,300,000,000

Abbott Laboratories

$650,000,000 1.150% Notes due 2028
$650,000,000 1.400% Notes due 2030

          We are offering $650,000,000 aggregate principal amount of 1.150% Notes due 2028 (the "2028 Notes") and $650,000,000 aggregate principal amount of 1.400% Notes due 2030 (the "2030 Notes" and, together with the 2028 Notes, the "notes"). Interest on the 2028 Notes will be paid semi-annually in arrears on January 30 and July 30 in each year, commencing on January 30, 2021. Interest on the 2030 Notes will be paid semi-annually in arrears on June 30 and December 30 in each year, commencing on December 30, 2020. The 2028 Notes will mature on January 30, 2028, and the 2030 Notes will mature on June 30, 2030. We may redeem some or all of the notes of each series at any time at our option, in whole or from time to time in part. The redemption prices are discussed under the heading "Description of Notes—Redemption of the Notes—Optional Redemption."

          The notes will be our unsecured, unsubordinated debt obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt obligations from time to time outstanding.

          We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include, without limitation, the repayment of indebtedness.

          Investing in the notes involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Price to Public(1)	Underwriting Discounts	Proceeds, Before Expenses, to Us(1)

Per 2028 Note	99.370%	0.400%	98.970%

Total	$645,905,000	$2,600,000	$643,305,000

Per 2030 Note	98.567%	0.450%	98.117%

Total	$640,685,500	$2,925,000	$637,760,500

(1)
Plus accrued interest from June 24, 2020 if settlement occurs after that date.

          NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The notes will not be listed on any national securities exchange. Currently, there are no public markets for the notes.

          The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment in New York, New York on or about June 24, 2020.

Joint Book-Running Managers

Morgan Stanley	Barclays	BofA Securities	J.P. Morgan

Senior Co-Managers

BNP PARIBAS	Citigroup	Deutsche Bank Securities	MUFG	SOCIETE GENERALE

Co-Managers

HSBC	Santander	Standard Chartered Bank

Goldman Sachs & Co. LLC

Banca IMI	BBVA	ING	Mizuho Securities

RBC Capital Markets	US Bancorp	Siebert Williams Shank

The date of this prospectus supplement is June 22, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described in the section entitled "Where You Can Find More Information" in this prospectus supplement.

        As used in this prospectus supplement, "Abbott", "we," "us," and "our" refers to Abbott Laboratories, an Illinois corporation, or Abbott Laboratories and its consolidated subsidiaries, as the context requires.

        Abbott and the underwriters have not authorized anyone to give any information or to make any representations concerning the securities offered hereby, except those which are in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that Abbott authorizes, or any documents incorporated by reference into this prospectus supplement. Abbott and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities that are referred to in this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy debt securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus supplement, or any offer or sale of debt securities, as an indication that there has been no change in Abbott's affairs since the date of this prospectus supplement.

        You should not assume that the information in this prospectus supplement, any related free writing prospectus or any the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. Abbott's business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

        This summary highlights selected information from this prospectus supplement, the accompanying prospectus or the documents incorporated by reference and should be read together with the information contained in other parts of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of this offering. You should read "Risk Factors" beginning on page S-5 of this prospectus supplement for more information about important risks that you should consider before buying the notes to be issued in connection with this offering.

General (Page S-4)

        Abbott Laboratories is an Illinois corporation, incorporated in 1900. Abbott's principal business is the discovery, development, manufacture and sale of a broad line of health care products. Abbott's products are generally sold directly to retailers, wholesalers, hospitals, health care facilities, laboratories, physicians' offices and government agencies throughout the world. See the section entitled "Abbott Laboratories."

The Offering (Page S-11)

        For a more complete description of the terms of the notes, see the section entitled "Description of Notes."

Issuer:	Abbott Laboratories
Securities Offered:	$650,000,000 aggregate principal amount of 1.150% Notes due 2028
$650,000,000 aggregate principal amount of 1.400% Notes due 2030
2028 Notes:
Interest Rate	1.150% per year, accruing from June 24, 2020
Interest Payment Dates	Semi-annually in arrears on January 30 and July 30 in each year, commencing on January 30, 2021
2030 Notes:
Interest Rate	1.400% per year, accruing from June 24, 2020
Interest Payment Dates	Semi-annually in arrears on June 30 and December 30 in each year, commencing on December 30, 2020
Ranking:
The notes will be Abbott's unsecured, unsubordinated debt obligations and will rank equally in right of payment with all of Abbott's other unsecured and unsubordinated debt obligations from time to time outstanding.
Use of Proceeds:	Abbott expects to use the net proceeds from the offering of the notes for general corporate purposes, which may include, without limitation, the repayment of indebtedness.
Optional Redemption:
Abbott may redeem each series of the notes at any time prior to the applicable Par Call Date (as defined below in "Description of Notes—Redemption of the Notes—Optional Redemption") in whole or in part, in each case at Abbott's option, at a redemption price equal to the sum of:

• the greater of:
1. 100% of the principal amount of the notes being redeemed, or

2. the sum of the present values of the remaining scheduled payments (through the applicable Par Call Date with respect to the notes of such series assuming for such purpose that the notes of such series matured on the applicable Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield (as defined below in "Description of Notes—Redemption of the Notes—Optional Redemption") plus 12.5 basis points, in the case of the 2028 Notes, and 15 basis points, in the case of the 2030 Notes.
• plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

In addition, Abbott may redeem the notes of any series at any time on or after the applicable Par Call Date in whole or in part, in each case at Abbott's option, at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See the section entitled "Description of Notes—Redemption of the Notes—Optional Redemption."
Risk Factors:
An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed in the section entitled "Risk Factors" in this prospectus supplement, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein, before making a decision to invest in the notes. See the section entitled "Where You Can Find More Information."

ABBOTT LABORATORIES

        Abbott Laboratories is an Illinois corporation, incorporated in 1900. Abbott's principal business is the discovery, development, manufacture and sale of a broad line of health care products. Abbott's products are generally sold directly to retailers, wholesalers, hospitals, health care facilities, laboratories, physicians' offices and government agencies throughout the world.

        Abbott has four reportable segments: Established Pharmaceutical Products, Nutritional Products, Diagnostic Products, and Medical Devices.

        Established Pharmaceutical Products—International sales of a broad line of branded generic pharmaceutical products.

        Nutritional Products—Worldwide sales of a broad line of adult and pediatric nutritional products.

        Diagnostic Products—Worldwide sales of diagnostic systems and tests for blood banks, hospitals, commercial laboratories, physician offices and alternate-care testing sites. For segment reporting purposes, the Core Laboratories Diagnostics, Rapid Diagnostics, Molecular Diagnostics and Point of Care Diagnostics divisions are aggregated and reported as the Diagnostic Products segment.

        Medical Devices—Worldwide sales of rhythm management, electrophysiology, heart failure, vascular, structural heart, neuromodulation and diabetes care products. For segment reporting purposes, the Cardiac Rhythm Management, Electrophysiology and Heart Failure, Vascular, Neuromodulation, Structural Heart and Diabetes Care divisions are aggregated and reported as the Medical Devices segment.

        Abbott's corporate offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, and the telephone number is (224) 667-6100.

        Abbott also maintains an Internet site at www.abbott.com. Abbott's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein or in the accompanying prospectus, and you should not rely on any such information in making an investment decision.

 RISK FACTORS

        Abbott's business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included below and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from Abbott's most recent Annual Report on Form 10-K under the caption "Item 1A—Risk Factors" and Abbott's subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus supplement or accompanying prospectus or incorporated by reference herein, as updated by Abbott's subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which also are incorporated by reference into this document. See the section entitled "Where You Can Find More Information."

Risks Relating to the Notes

A public trading market for the notes may not develop.

        We have not applied and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. As a result, markets for the notes may not develop or, if any do develop, they may not be sustained. If active markets for the notes fail to develop or cannot be sustained, the trading prices and liquidity of the notes could be adversely affected.

The market prices of the notes may be volatile.

        The market prices of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:

  •
  our financial performance;

  •
  the amount of indebtedness we and our subsidiaries have outstanding;

  •
  market interest rates;

  •
  the market for similar securities;

  •
  competition; and

  •
  general economic conditions.

        As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the relative value of the notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of each series of notes may not reflect all risks of an investment in the notes.

        We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell, or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

        We are not restricted under the terms of the indenture governing the notes or the notes from incurring additional indebtedness. The terms of the indenture governing the notes limit our ability to secure additional debt without also securing the notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See Sections 10.6 and 10.7 of the indenture governing the notes. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions that are not limited by the terms of the indenture governing the notes or the notes, including repurchasing indebtedness or common shares or preferred shares, if any, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.

Neither we nor any of our subsidiaries have any property that has been determined to be a principal domestic property under the indenture governing the notes.

        The indenture governing the notes includes covenants that, among other things, limit our ability and the ability of our domestic subsidiaries to (i) incur, issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage on any principal domestic property or on any shares of stock or debt of any domestic subsidiary without effectively providing that the notes be secured equally and ratably and (ii) enter into sale and leaseback transactions with respect to principal domestic properties. However, as of March 31, 2020, neither we, nor any of our domestic subsidiaries, have any property that constitutes a principal domestic property under the indenture governing the notes.

Our board of directors has broad discretion to determine that a property is not a principal domestic property and therefore is not subject to certain covenants in the indenture governing the notes.

        The indenture governing the notes includes covenants that, among other things, limit our ability and the ability of our domestic subsidiaries to (i) incur, issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage on any principal domestic property, or any shares of stock or debt of any domestic subsidiary, without effectively providing that the notes be secured equally and ratably and (ii) enter into sale and leaseback transactions with respect to principal domestic properties. The indenture governing the notes provides that a principal domestic property means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, research, warehousing or distribution and located in the United States of America (excluding its territories and possessions and Puerto Rico), owned or leased by us or any of our domestic subsidiaries and having a net book value which, on the date the determination as to whether a property is a principal domestic property is being made, exceeds 2% of our consolidated net assets, other than any such building, structure or other facility or a portion thereof (i) which is an air or water pollution control facility financed by state or local governmental obligations, or (ii) which the chairman of the board of directors, the chief executive officer, an executive vice president, a senior vice president or a vice president, and the chief financial officer, the treasurer, or an assistant treasurer, of Abbott determines in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by us and our subsidiaries as an entirety. Although it has not yet done so, under the terms of the indenture governing the notes, our chairman of the board of directors or any such executive officers may determine from time to time after the issuance of the notes that a property is not a principal domestic property and therefore such property is not subject to the covenants in the indenture governing the notes.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

        Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

The notes will be unsecured and effectively subordinated to our secured debt because, in certain circumstances, the holders of secured debt will be entitled to proceed against the collateral securing such debt and only the proceeds of such collateral in excess of the secured debt will be available for payment of the unsecured debt, including the notes.

        The notes will be unsecured. As of March 31, 2020, we did not have any significant secured debt outstanding. In certain circumstances, the holders of any secured debt that we may have may foreclose on our assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt. The holders of any secured debt that we may have also would have priority over unsecured creditors in the event of our liquidation. In the event of our bankruptcy, liquidation, or similar proceeding, the holders of secured debt that we may have would be entitled to proceed against their collateral, and that collateral will not be available for payment of unsecured debt, including the notes. As a result, the notes will be effectively subordinated to any secured debt that we may have to the extent of the collateral securing such debt.

The notes are structurally subordinated to the liabilities of our subsidiaries, which may reduce our ability to use the assets of our subsidiaries to make payments on the notes.

        The notes are not guaranteed by our subsidiaries and therefore the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of a bankruptcy, liquidation, or similar proceeding of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us. As of March 31, 2020, our subsidiaries had approximately $5,267 million of outstanding indebtedness (excluding intercompany debt and liabilities and accounts payable incurred in the ordinary course of business), of which approximately $5,050 million is attributable to senior notes issued by Abbott Ireland Financing DAC, a wholly-owned subsidiary of Abbott Laboratories and special purpose vehicle, and guaranteed by Abbott Laboratories. Accordingly, the notes will rank pari passu with the senior notes issued by Abbott Ireland Financing DAC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this prospectus supplement are forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "forecasts," variations of these words, and similar expressions are intended to identify these forward-looking statements. Abbott cautions that these forward-looking statements are subject to risks and uncertainties, including the impact of the COVID-19 pandemic on Abbott's operations and financial results, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed under Item 1A. "Risk Factors" in Abbott's most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus supplement and in the section entitled "Risk Factors" in this prospectus supplement. See the section entitled "Where You Can Find More Information."

        No assurance can be made that any expectation, estimate, or projection contained in a forward-looking statement will be achieved or will not be affected by the factors cited above or other unknown or future events. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments, except as required by law.

 USE OF PROCEEDS

        We estimate the net proceeds to us from the sale of the notes will be approximately $1,278,276,760, after deducting underwriting discounts and estimated offering expenses payable by us. We expect to use the net proceeds from the offering of the notes for general corporate purposes, which may include, without limitation, the repayment of indebtedness.

 CAPITALIZATION

        The following table sets forth, as of March 31, 2020, Abbott's consolidated capitalization (i) on an actual basis and (ii) as adjusted to give effect to the issuance of the notes. See the section entitled "Use of Proceeds." You should read the table together with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

(rounded to dollars in millions)	Actual	As Adjusted
Long-Term Debt:
0.00% Notes, due 2020(1)	$1,258	$1,258
2.55% Notes, due 2022	750	750
0.875% Notes, due 2023(1)	1,258	1,258
3.40% Notes, due 2023	1,050	1,050
5-year term loan due 2024(1)	555	555
0.10% Notes, due 2024(1)	651	651
3.875% Notes, due 2025	500	500
2.95% Notes, due 2025	1,000	1,000
1.50% Notes, due 2026(1)	1,258	1,258
3.75% Notes, due 2026	1,700	1,700
0.375% Notes, due 2027(1)	651	651
4.75% Notes, due 2036	1,650	1,650
6.15% Notes, due 2037	547	547
6.00% Notes, due 2039	515	515
5.30% Notes, due 2040	694	694
4.75% Notes, due 2043	700	700
4.90% Notes, due 2046	3,250	3,250
Unamortized debt issuance costs	(148)	(148)
Other, including fair value adjustments relating to interest rate hedge contracts designated as fair value hedges	229	229
1.150% Notes due 2028, offered hereby	—	650
1.400% Notes due 2030, offered hereby	—	650
Total long-term debt	18,068	19,368
Total shareholders' investment	30,427	30,427

Total capitalization	48,495	49,795

(1)
Based on foreign exchange rates as of March 31, 2020.

 DESCRIPTION OF NOTES

        The following summary of the particular terms of the notes offered by this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities contained in the accompanying prospectus, to which description reference is made by this prospectus supplement. The summary herein and in the accompanying prospectus of certain provisions of the indenture (as defined below) does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the base indenture (as defined below), which has been filed as an exhibit to the current report on Form 8-K filed by the Company on March 10, 2015. You should read the indenture for a complete statement of the provisions described in this prospectus supplement and the accompanying prospectus and other provisions that may be important to you. In this section of this prospectus supplement, references to "Abbott," "we," "our," "us" and the "Company" are to Abbott Laboratories (and not its subsidiaries) and any person that succeeds thereto, and is substituted therefor, under the terms of the indenture.

General

        Abbott will issue the notes as two separate series of debt securities under that certain indenture, dated as of March 10, 2015 (the "base indenture"), between Abbott and U.S. Bank National Association, as trustee (the "trustee"), with certain terms being set forth in an officers' certificate (together with the base indenture, the "indenture").

        The notes will be Abbott's unsecured, unsubordinated debt obligations and will rank equally in right of payment with all of Abbott's other unsecured and unsubordinated debt obligations from time to time outstanding.

Title

        The title of each series of notes will be the 1.150% Notes due 2028 and the 1.400% Notes due 2030.

Total Initial Principal Amount

        The 2028 Notes will initially be limited to $650,000,000 aggregate principal amount.

        The 2030 Notes will initially be limited to $650,000,000 aggregate principal amount.

        Abbott may from time to time, without notice to or the consent of the holders of the notes, issue additional series of debt securities under the indenture or additional notes of a series of notes.

        Additional notes may be consolidated and form a single series with an existing series of the notes and have the same terms as to status, redemption or otherwise as such series of notes (except for the issue date, the public offering price and the first payment of interest thereon), provided, however, that if such additional notes are not fungible with the notes of the applicable series for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. For purposes of this description, any reference to notes of a series shall include any notes of the same series issued after the closing of this offering.

Maturity of Notes

        The 2028 Notes will mature on January 30, 2028.

        The 2030 Notes will mature on June 30, 2030.

Interest Rate on Notes

        The interest rate on the 2028 Notes is 1.150% per year, computed on the basis of a 360-day year of twelve 30-day months.

        The interest rate on the 2030 Notes is 1.400% per year, computed on the basis of a 360-day year of twelve 30-day months.

Date Interest Begins to Accrue on Notes

        Interest will begin to accrue on the 2028 Notes on June 24, 2020.

        Interest will begin to accrue on the 2030 Notes on June 24, 2020.

Interest Payment Dates

        Abbott will pay interest on the 2028 Notes semi-annually in arrears on January 30 and July 30 in each year and interest on the 2030 Notes semi-annually in arrears on June 30 and December 30 in each year (each, an "interest payment date"), commencing on January 30, 2021 in the case of the 2028 Notes, and December 30, 2020, in the case of the 2030 Notes. Interest payable on each interest payment date will include interest accrued from June 24, 2020 or from the most recent interest payment date to which interest has been paid or duly provided for.

        If the date on which a payment of interest or principal on the notes is scheduled to be paid is not a Business Day (as defined below), then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

        "Business Day," when used with respect to any Place of Payment (as defined below), means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

        "Place of Payment," when used with respect to the notes of any series, means the place or places where the principal of and any premium and interest on the notes of that series are payable.

Regular Record Dates for Interest

        Abbott will pay interest payable on any interest payment date to the person in whose name a note (or any predecessor note) is registered at the close of business on (i) in the case of the 2028 Notes, the January 15 or July 15, as the case may be, next preceding such interest payment date or (ii) in the case of the 2030 Notes, the June 15 or December 15, as the case may be, next preceding such interest payment date, as applicable.

Paying Agent

        The trustee will initially be the securities registrar and paying agent. Abbott may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.

Redemption of the Notes

        Abbott may redeem each series of the notes at any time prior to the applicable Par Call Date in whole or in part, in each case at Abbott's option, at a redemption price equal to the sum of:

  •
  the greater of (the "Applicable Premium"):

  1.
  100% of the principal amount of the notes being redeemed, or

    2.
    the sum of the present values of the remaining scheduled payments (through the applicable Par Call Date with respect to the notes of such series assuming for such purpose that the notes of such series matured on the applicable Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 12.5 basis points, in the case of the 2028 Notes, and 15 basis points, in the case of the 2030 Notes.

  •
  plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

        In addition, Abbott may redeem the notes of any series at any time on or after the applicable Par Call Date in whole or in part, in each case at Abbott's option, at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

        "Par Call Date" means (i) with respect to the 2028 Notes, November 30, 2027 (two months prior to the stated maturity of the 2028 Notes) and (ii) with respect to the 2030 Notes, March 30, 2030 (three months prior to the stated maturity of the 2030 Notes).

        "Treasury Yield" means, with respect to any notes being redeemed, the yield to maturity implied by (i) the yields reported as of the third Business Day prior to the redemption date, on (a) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (b) if such on-line market data is not at that time provided by Bloomberg Financial Markets News, on the applicable pricing supplement opposite the caption "INVEST RATE" on Reuters on page USAUCTION10 or page USAUCTION11 (or any other page as may replace that page on that service), in any case for actively traded U.S. Treasury securities having a maturity equal to the remaining term of those notes as of the redemption date, or (ii) if such yields are not reported at that time or the yields reported as of that time are not ascertainable (including by way of interpolation), the Treasury constant maturities yields reported, for the latest day for which such yields have been so reported at that time, in (a) Federal Reserve Statistical Release H.15 (519) opposite the caption "U.S. government securities/Treasury bills/secondary market" (or any comparable successor publication) or (b) if not yet published at that time, H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such yield, opposite the caption "U.S. government securities/Treasury bills/secondary market," for actively traded U.S. Treasury securities having a constant maturity equal to the remaining term of those notes as of such redemption date. Such implied yield will be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining term of those notes and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining term of those notes.

        If we exercise our right to redeem all or fewer than all of the notes of any series, we will mail, or deliver electronically if such notes are held by any depositary (including, without limitation, The Depository Trust Company ("DTC")) in accordance with such depositary's customary procedures, not less than 10 nor more than 60 days prior to the redemption date to each registered holder of the notes to be redeemed at its registered address a notice of optional redemption, which will specify the redemption date, the place or places where such notes are to be surrendered for payment of the redemption price and the redemption price. The trustee will not be responsible for calculating the redemption price.

        In connection with any optional redemption, if any note is to be redeemed in part only, the notice of optional redemption will state the portion of the principal amount of the note to be redeemed. If any definitive note is to be redeemed in part only, upon surrender of the definitive note, a definitive note or notes of the same series will be issued in principal amount equal to the unredeemed portion. If any global security is to be redeemed in part only, the records of the trustee shall reflect such decrease in the principal amount of such global security. In connection with any optional redemption, if less than all of the notes of any series are to be redeemed, the trustee will select the numbers of notes of such series to be redeemed in part by random lot, or, if the notes to be redeemed are represented by global securities, the notes of such series to be redeemed will be selected by DTC in accordance with its applicable procedures. We understand that in connection with any optional redemption, if we redeem only some of the notes of any series, DTC's practice is to choose by lot the amount to be redeemed from the notes of such series held by each of its participating institutions. We understand that DTC will give notice to these participants, and these participants will give notice to any "street name" holders of any beneficial interests in the notes of such series according to arrangements among them. We understand that these notices may be subject to statutory or regulatory requirements.

        If we deliver a notice of optional redemption in accordance with the indenture, the notes or portions of notes with respect to the notice will become due and payable on the date and at the place or places where such notes are to be surrendered for payment of the redemption price stated in such notice at the applicable redemption price, together with interest, if any, accrued to, but excluding, the date fixed for redemption, and on and after such date (unless we are in default in the payment of the notes at the redemption price, together with interest, if any, accrued to, but excluding, such date) interest on the notes or portions of notes called for redemption will cease to accrue.

        Notwithstanding the foregoing, installments of interest on any series of notes that are due and payable on interest payment dates falling on or prior to the applicable redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the indenture.

        We will not be responsible for giving notice of redemption of the notes to anyone other than the trustee.

Sinking Fund

        The notes will not have the benefit of any sinking fund.

Certain Covenants of the Company

        The covenants set forth in Article X of the base indenture apply to the notes.

Defeasance; Satisfaction and Discharge

        The notes are subject to Abbott's ability to choose "defeasance" and "covenant defeasance" as provided in Article XIII of the base indenture, and are subject to satisfaction and discharge as provided in Article IV of the base indenture; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption (and calculated as though the redemption date were the date of such notice of redemption), with any deficit as of the redemption date only required to be deposited with the trustee on or prior to the redemption date.

BOOK-ENTRY, DELIVERY AND FORM

        In this section of this prospectus supplement, references to "Abbott," "we," "our," "us" and the "Company" are to Abbott Laboratories (and not its subsidiaries) and any person that succeeds thereto, and is substituted therefor, under the terms of the indenture.

Trading in DTC

        Indirect holders trading their beneficial interests in the global securities through DTC must trade in DTC's same-day funds settlement system and pay in immediately available funds.

Definitive Securities

        A permanent global security is exchangeable for definitive notes registered in the name of any person other than the depositary or its nominee, only if:

  (a)
  such depositary notifies Abbott that it is unwilling or unable to continue as depositary for the global securities or if at any time such depositary ceases to be a clearing agency registered under the Exchange Act, and, in each case, Abbott does not appoint a successor within 90 days;

  (b)
  in Abbott's discretion at any time, Abbott determines not to have all of the notes represented by the global securities and notifies the trustee that the global securities shall be so exchangeable; or

  (c)
  an event of default, as described in the base indenture, has occurred and is continuing with respect to the notes.

Same-Day Settlement and Payment

        The underwriters will make settlement for the notes in immediately available or same-day funds. We will pay the principal of (and premium, if any, on) and any interest on notes represented by global securities registered in the name of DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global securities. Payment of the principal of (and premium, if any, on) and any interest on any definitive note will be made at the office or agency of Abbott maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at Abbott's option payment of interest may be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the security register or (2) wire transfer as directed by the holder, in immediately available funds to the holder or its nominee.

        Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, so long as the notes issued in this offering are represented by the global securities registered in the name of DTC or its nominee, the notes will trade in DTC's Same-Day Funds Settlement System. We understand that DTC will require secondary market trading activity in the notes represented by the global securities to settle in immediately available or same-day funds. Abbott cannot give any assurances as to the effect, if any, of settlement in same-day funds on trading activity in the notes.

Global Securities

        The information in this section concerning the operations and procedures of DTC, Clearstream (as defined below) and Euroclear (as defined below) has been obtained from sources that Abbott believes to be reliable, but neither Abbott nor the underwriters take responsibility for the accuracy thereof.

        Except as set forth above under the caption "Book-Entry, Delivery and Form—Definitive Securities," the notes will be represented by one or more global securities registered in the name of the nominee of DTC. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture. Abbott will only issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Abbott will deposit the global securities with DTC or its custodian and will register the global securities in the name of DTC's nominee. Indirect access to DTC's system is also available to other entities such as Clearstream Banking, a société anonyme ("Clearstream"), the Euroclear System ("Euroclear"), and banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

        DTC.    We understand that DTC is:

  •
  a limited-purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        We understand that DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including one or more of the underwriters), banks and trust companies, clearing corporations and certain other organizations.

        We understand that indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the "indirect participants," that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

        We expect that, pursuant to procedures established by DTC:

  •
  upon deposit of each global security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in the global security; and

  •
  ownership of beneficial interests in the global securities will be shown on, and the transfer of ownership of beneficial interests in the global securities will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the notes represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global security for all purposes of the notes and the indenture. Except as set forth above under the caption "Book-Entry, Delivery and Form—Definitive Securities," owners of beneficial interests in a global security will not be entitled to have the notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of definitive notes and will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global security. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of that global security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

        Under the terms of the indenture, we and the trustee may treat the person in whose names the notes, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global security. Payments by the participants and the indirect participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

        Although we understand DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Clearstream.    We understand that:

  •
  Clearstream is incorporated under the laws of Luxembourg as a professional depositary;

  •
  Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates;

  •
  Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing;

  •
  Clearstream interfaces with domestic markets in several countries;

  •
  as a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier);

  •
  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters;

  •
  indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly; and

  •
  distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. Depositary for Clearstream.

        Euroclear.    We understand that:

  •
  Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

  •
  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries;

  •
  Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative");

  •
  all operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative;

  •
  the Cooperative establishes policy for Euroclear on behalf of Euroclear Participants;

  •
  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters;

  •
  indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly; and

  •
  the Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission.

        We understand that:

  •
  distributions of principal and interest with respect to notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear Participants or Clearstream Participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary;

  •
  links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading; and

  •
  DTC will be linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. depositaries.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream, as applicable, and are subject to change by them from time to time. None of Abbott, the underwriters or the trustee takes any responsibility for these operations and procedures, and you are urged to contact DTC, Clearstream, Euroclear or their respective participants to discuss these matters.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original "issue price" and hold them as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the notes. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

        The following discussion is for general information only and does not purport to be a complete analysis of all the potential U.S. federal income tax effects that may be relevant to particular holders in light of their particular circumstances. This discussion does not address the effect of any special rules under the U.S. federal income tax laws applicable to certain types of persons, including, for example, dealers in securities or currencies, insurance companies, banks or other financial institutions, persons subject to the alternative minimum tax, thrifts, real estate investment trusts, regulated investment companies, tax-exempt entities, grantor trusts, U.S. persons whose functional currency is not the U.S. dollar, former citizens and residents of the United States, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated transaction, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, corporations treated as "personal holding companies," "controlled foreign corporations," "passive foreign investment companies," individual retirement accounts, qualified pension plans and other tax-deferred accounts, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, other pass-through entities (or investors therein) and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). This discussion does not address any U.S. state or local or non-U.S. tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax (e.g., estate and gift tax laws).

        Prospective investors should consult their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the notes, including the applicability and effect of any U.S. federal income and other tax laws, any state, local or non-U.S. tax laws or any treaty and any changes (or proposed changes) in tax laws or interpretations thereof.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding notes should consult their own tax advisors regarding the tax consequences to them of the ownership or disposition of the notes.

        The terms of the notes provide for payments by us in excess of stated interest or principal or prior to their scheduled payment dates under certain circumstances. The possibility of such payments may implicate special rules under Treasury regulations governing "contingent payment debt instruments." According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of such payments, if, as of the date the notes are issued, there is only a remote chance that such payments will be made. We intend to take the position that the likelihood that that such payments will be made is remote within the meaning of the applicable Treasury regulations. Our position that these contingencies are remote is binding on a holder, unless such holder discloses its contrary position to the IRS in the manner required by the applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position successfully, a holder might be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the notes and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of a note. In the event that a contingency described above were to occur, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

Certain U.S. Federal Income Tax Consequences to U.S. Holders

        As used herein, the term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

  Taxation of interest

        It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury regulations). Accordingly, interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder's usual method of accounting for tax purposes.

  Sale, exchange, redemption or other taxable disposition of a note

        A U.S. holder will generally recognize gain or loss on a sale, exchange, redemption or other taxable disposition of a note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a note is attributable to accrued but unpaid interest on the note, which amount, to the extent not previously included in income, will be taxable as ordinary interest income as described above under "Taxation of interest," and (ii) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder.

        Any gain or loss recognized on the sale or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of such sale or other taxable disposition, the U.S. holder's holding period for the note is more than one year. The deductibility of capital losses is subject to limitations.

  Information reporting and backup withholding

        Information reporting generally will apply to payments of interest on the notes and to the proceeds from a sale or other taxable disposition of the notes to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to furnish a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. holder's correct taxpayer identification number and complying with certain certification requirements or otherwise to establish an exemption from backup withholding.

        Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund provided such U.S. holder furnishes the required information to the IRS in a timely manner.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

  Taxation of interest

        Subject to the discussion of backup withholding below, payments of interest on a note to any non-U.S. holder will not generally be subject to U.S. federal income or withholding tax provided we or the person otherwise responsible for withholding U.S. federal income tax from payments on the notes receives a required certification from the non-U.S. holder and the non-U.S. holder is not:

  •
  an actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury regulations;

  •
  a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code; or

  •
  receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business or, in the case of an income tax treaty resident, as income attributable to a permanent establishment of the non-U.S. holder, in each case, within the United States.

        In order to satisfy the certification requirement, either the non-U.S. holder must provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either) under penalties of perjury that provides the non-U.S. holder's name and address and certifies that the non-U.S. holder is not a U.S. person or a security clearing organization, bank, or other financial institution that holds the notes in the ordinary course of its trade or business on behalf of the non-U.S. holder certifies under penalties of perjury that it has received a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or the appropriate successor form for either) from the non-U.S. holder, and furnishes a copy of such a form to the payor.

        A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or lower applicable treaty rate, on payments of interest on the notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business, or, if required by an applicable income tax treaty, attributable to a permanent establishment of the non-U.S. holder, in each case, in the United States.

        Payments of interest on a note that are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, in the case of certain applicable tax treaties, are attributable to a permanent establishment maintained by a non-U.S. holder in the United States) will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the non-U.S. holder is a corporation for U.S. federal income purposes, such payments also may be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the non-U.S. holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification.

        Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

  Sale, exchange, redemption or other taxable disposition of a note

        Subject to the discussion of backup withholding below, except with respect to accrued and unpaid interest (which will generally be treated as described above under "—Certain U.S. Federal Income Tax Consequences to Non U.S. Holders—Taxation of interest"), any gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note generally will not be subject to U.S. federal income tax, unless:

  •
  such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

        Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

  Information reporting and backup withholding

        Any payments of interest to a non-U.S. holder will generally be reported to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

        Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor the person who otherwise would be required to withhold U.S. federal income tax has actual knowledge or reason to know that the non-U.S. holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

        The payment of the proceeds from the disposition of the notes by or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder's U.S. federal income tax liability provided such non-U.S. holder furnishes the required information to the IRS in a timely manner.

        PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES.

UNDERWRITING

        We are offering the notes described in this prospectus supplement through a number of underwriters. Morgan Stanley & Co. LLC, Barclays Captial Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:

Underwriters	Principal Amount of Notes due 2028	Principal Amount of Notes due 2030
Morgan Stanley & Co. LLC	$115,375,000	$115,375,000
Barclays Capital Inc.	91,000,000	91,000,000
BofA Securities, Inc.	91,000,000	91,000,000
J.P. Morgan Securities LLC	91,000,000	91,000,000
BNP Paribas Securities Corp.	32,500,000	32,500,000
Citigroup Global Markets Inc.	32,500,000	32,500,000
Deutsche Bank Securities Inc.	32,500,000	32,500,000
MUFG Securities Americas Inc.	32,500,000	32,500,000
SG Americas Securities, LLC	32,500,000	32,500,000
HSBC Securities (USA) Inc.	16,250,000	16,250,000
Santander Investment Securities Inc.	16,250,000	16,250,000
Standard Chartered Bank	16,250,000	16,250,000
Goldman Sachs & Co. LLC	8,125,000	8,125,000
Banca IMI S.p.A.	4,875,000	4,875,000
BBVA Securities Inc.	4,875,000	4,875,000
ING Financial Markets LLC	4,875,000	4,875,000
Mizuho Securities USA LLC	4,875,000	4,875,000
RBC Capital Markets, LLC	4,875,000	4,875,000
U.S. Bancorp Investments, Inc.	4,875,000	4,875,000
Siebert Williams Shank & Co., LLC	13,000,000	13,000,000

Total	$650,000,000	$650,000,000

        The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

        The underwriters have advised us that they propose initially to offer the notes to the public for cash at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less concessions not in excess of 0.250% of the principal amount of the 2028 Notes and 0.250% of the principal amount of the 2030 Notes. The underwriters may allow, and such dealers may reallow, concessions not in excess of 0.150% of the principal amount of the 2028 Notes and 0.200% of the principal amount of the 2030 Notes to certain other dealers. After the public offering of the notes, the public offering prices and other selling terms may be changed.

        The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses in offering the notes. Abbott estimates that it will spend approximately $2,788,740 for printing, registration fees, rating agency fees and other expenses (other than estimated discounts of the underwriters) related to the offering of the notes.

        We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The notes are new issues of securities with no established trading markets. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes of each series after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

        In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the prices of the notes. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market prices of the notes. The representatives will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        An affiliate of J.P. Morgan Securities LLC acts as administrative agent under our revolving credit agreement. Certain of the underwriters or their affiliates are also parties to and lenders under our revolving credit agreement and certain of the underwriters or their affiliates are dealers in our commercial paper program. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Neither (i) Standard Chartered Bank nor (ii) Banca IMI S.p.A. will effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Selling Restrictions

  Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  European Economic Area and the United Kingdom

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom ("UK"). For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (b) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not to be considered a prospectus for the purposes of the Prospectus Regulation.

  United Kingdom

        This prospectus supplement and the accompanying prospectus are for distribution only to persons who (a) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (b) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (c) are outside the U.K., or (d) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons..

  Hong Kong

        The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than:

  (i)
  to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA");

  (ii)
  to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or

  (iii)
  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (iv)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (v)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

    a.
    to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

    b.
    where no consideration is or will be given for the transfer;

    c.
    where the transfer is by operation of law;

    d.
    as specified in Section 276(7) of the SFA; or

    e.
    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

  Japan

        The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

  Taiwan

        The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

  Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

        Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

 LEGAL MATTERS

        Certain legal matters in connection with the offering of the notes for Abbott will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

 EXPERTS

        The consolidated financial statements and the related financial statement schedule of Abbott Laboratories and subsidiaries appearing in Abbott Laboratories' Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Abbott Laboratories' internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        Abbott files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents Abbott files at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Abbott also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents Abbott files with the SEC, including any of the documents filed with the SEC and incorporated herein by reference, by going to Abbott's website at www.abbott.com or by contacting Abbott's Investor Relations Department at 100 Abbott Park Road, Abbott Park, IL 60064-6400, Attention: Investor Relations, or by telephone at (224) 667-8945. The website address of Abbott is provided as an inactive textual reference only. The information provided on the Internet website of Abbott, other than copies of the documents listed below that have been filed with the SEC, is not part of this prospectus supplement and, therefore, is not incorporated herein by reference.

        Statements contained in this prospectus supplement, or in any document incorporated by reference into this prospectus supplement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Abbott to "incorporate by reference" into this prospectus supplement documents that Abbott files with the SEC including certain information required to be included in this prospectus supplement. This means that Abbott can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus supplement is considered to be a part of this prospectus supplement, and later information that Abbott files with the SEC will automatically update and supersede that information. Abbott incorporates by reference the documents and information filed with the SEC listed below:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

  •
  Current Reports on Form 8-K filed with the SEC on January 8, 2020, February 11, 2020, February 27, 2020, and April 28, 2020; and

  •
  The information in the Definitive Proxy Statement for Abbott's 2020 annual meeting filed with the SEC on March 13, 2020 that is incorporated by reference into Abbott's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

        Notwithstanding the foregoing, information furnished by Abbott on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed "filed" for purposes of the Exchange Act will not be deemed to be incorporated by reference into this prospectus supplement.

        Abbott also incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this registration statement and before Abbott has terminated the offering. Abbott's subsequent filings with the SEC will automatically update and supersede information in this prospectus supplement.

        We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations, and prospects may have changed since those dates.

PROSPECTUS

Abbott Laboratories

Debt Securities

        By this prospectus, Abbott may offer from time to time debt securities.

        Abbott will provide you with the specific terms and the public offering prices of these debt securities in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Investing in our debt securities involves a number of risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission (the "Commission") and that are incorporated herein by reference.

        Neither the Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 22, 2020.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Abbott filed with the Commission under the "shelf registration" process. Under this shelf registration process, Abbott may, from time to time, sell debt securities under this prospectus. This prospectus provides you with a general description of the debt securities Abbott may offer. Each time Abbott sells debt securities, Abbott will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus, "Abbott" refers to Abbott Laboratories, an Illinois corporation, or Abbott Laboratories and its consolidated subsidiaries, as the context requires.

        Abbott has not authorized anyone to give any information or to make any representations concerning the debt securities that Abbott may offer, except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that Abbott authorizes, or any documents incorporated by reference into this prospectus. Abbott takes no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy debt securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of debt securities, as an indication that there has been no change in Abbott's affairs since the date of this prospectus.

        You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Abbott's business, financial condition, results of operations and prospects may have changed since that date.

 ABBOTT LABORATORIES

        Abbott Laboratories is an Illinois corporation, incorporated in 1900. Abbott's principal business is the discovery, development, manufacture and sale of a broad line of health care products. Abbott's products are generally sold directly to retailers, wholesalers, hospitals, health care facilities, laboratories, physicians' offices and government agencies throughout the world.

        Abbott has four reportable segments: Established Pharmaceutical Products, Nutritional Products, Diagnostic Products, and Medical Devices.

        Established Pharmaceutical Products—International sales of a broad line of branded generic pharmaceutical products.

        Nutritional Products—Worldwide sales of a broad line of adult and pediatric nutritional products.

        Diagnostic Products—Worldwide sales of diagnostic systems and tests for blood banks, hospitals, commercial laboratories, physician offices and alternate-care testing sites. For segment reporting purposes, the Core Laboratories Diagnostics, Rapid Diagnostics, Molecular Diagnostics and Point of Care Diagnostics divisions are aggregated and reported as the Diagnostic Products segment.

        Medical Devices—Worldwide sales of rhythm management, electrophysiology, heart failure, vascular, structural heart, neuromodulation and diabetes care products. For segment reporting purposes, the Cardiac Rhythm Management, Electrophysiology and Heart Failure, Vascular, Neuromodulation, Structural Heart and Diabetes Care divisions are aggregated and reported as the Medical Devices segment.

        Abbott's corporate offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, and the telephone number is (224) 667-6100.

        Abbott also maintains an Internet site at www.abbott.com. Abbott's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein or in the accompanying prospectus supplement, and you should not rely on any such information in making an investment decision.

 USE OF PROCEEDS

        Unless otherwise specified in the prospectus supplement in connection with a particular offering, Abbott will use the net proceeds from the sale of the debt securities for general corporate purposes.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities will be issued under a base indenture, dated as of March 10, 2015 (the "indenture"), between Abbott and U.S. Bank National Association, as trustee (the "trustee"). The following is a summary of the material provisions of the indenture and is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever Abbott refers to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus and the applicable prospectus supplement. You should review the form of indenture that is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, for additional information. In this section of this prospectus, references to "Abbott" are to Abbott Laboratories (and not its subsidiaries) and any person that succeeds thereto, and is substituted therefor, under the terms of the indenture.

        The following summarizes certain general terms and provisions of the debt securities. Each time Abbott offers debt securities, the prospectus supplement relating to that offering will describe the terms of the debt securities Abbott is offering.

General

        The debt securities will be Abbott's unsecured and unsubordinated debt obligations and will rank equally in right of payment with Abbott's other unsecured and unsubordinated debt obligations.

        Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by Abbott for that purpose. The debt securities will be issued only in registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but Abbott may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement will describe the following terms of the debt securities Abbott is offering:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of the debt securities is payable;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  •
  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of Abbott;

  •
  the obligation, if any, of Abbott to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which Abbott will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

  •
  the currency, currencies or currency units in which Abbott will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in U.S. currency;

  •
  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

  •
  if the principal of or any premium or interest on any debt securities is to be payable, at Abbott's election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

  •
  the applicability of the provisions described in the section of this prospectus captioned, "Defeasance and Covenant Defeasance";

  •
  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the prospectus supplement, the depository Abbott appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee; and

  •
  any other terms of the debt securities.

        Abbott may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Certain Covenants of the Company

        Restrictions on Secured Debt.    Unless otherwise provided in the prospectus supplement with respect to any series of the debt securities, if Abbott or any domestic subsidiary incurs, issues, assumes or guarantees any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness for borrowed money and that indebtedness is secured by a mortgage on any principal domestic property or on any shares of stock or debt of any domestic subsidiary, Abbott will secure, or cause its domestic subsidiary to secure, the outstanding debt securities equally and ratably with, or prior to, that indebtedness, so long as that indebtedness is so secured. Abbott is not required to secure the debt securities, however, if, after giving effect to securing such other indebtedness for borrowed money, the aggregate amount of all such secured indebtedness, together with all attributable debt in respect of sale and leaseback transactions involving principal domestic properties (other than sale and leaseback transactions permitted pursuant to the second bullet under the heading "Restrictions on Sales and Leasebacks" below), would not exceed 15% of Abbott's consolidated net assets. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of this restriction, debt secured by:

  •
  mortgages on property of, or on any shares of stock or debt of, any person existing at the time that person becomes a domestic subsidiary;

  •
  mortgages in favor of Abbott or any subsidiary thereof;

  •
  mortgages in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments;

  •
  mortgages on property, shares of stock or debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

  •
  mortgages to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such mortgage is obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

  •
  with respect to each series of debt securities, mortgages existing on the first date on which such series of debt securities is authenticated by the trustee;

  •
  mortgages incurred in connection with pollution control, industrial revenue or similar financings;

  •
  mortgages created in substitution of or as replacements for any mortgages referred to in the foregoing list, inclusive, provided that, based on a good faith determination of an officer of Abbott, the property encumbered under any such substitute or replacement mortgage is substantially similar in nature to the property encumbered by the otherwise permitted mortgage which is being replaced; and

  •
  any extension, renewal or replacement of any debt secured by any mortgage referred to in the foregoing list, inclusive; provided, that such extension, renewal or replacement mortgage is limited to all or a part of the same property, shares of stock or debt that secured such mortgage and the debt secured by such mortgage at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the debt being refinanced) and, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project that is subject to a mortgage securing the debt being extended, refinanced or renewed, by an amount equal to such additional principal amount).

        Restrictions on Sales and Leasebacks.    Unless otherwise provided in the prospectus supplement with respect to any series of the debt securities, neither Abbott nor any domestic subsidiary may enter into any sale and leaseback transaction, unless:

  •
  Abbott or the domestic subsidiary could incur debt secured by a mortgage on the principal domestic property under the restrictions described above under "Restrictions on Secured Debt" in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the outstanding debt securities; or

  •
  Abbott, within 180 days after the sale or transfer by Abbott or any domestic subsidiary, applies to the retirement of Abbott's funded debt, which is defined as indebtedness for borrowed money of Abbott or of a wholly-owned domestic subsidiary having a maturity of, or by its terms extendible to a date, more than 12 months after the date of such application, an amount equal to the greater of:

    (1)
    the net proceeds of the sale of the principal domestic property sold and leased under such arrangement; or

    (2)
    the fair market value of the principal domestic property sold and leased, subject to credits for certain voluntary retirements of debt securities and funded debt.

        The following are the meanings of terms that are important in understanding the restrictive covenants of Abbott:

  •
  "attributable debt" means the present value (discounted at the rate of 8% each year compounded monthly) of the obligations for net rental payments required to be paid during the remaining term of any lease of more than 12 months, subject to certain adjustments where the lessee has the right to terminate the lease upon the payment of a penalty on or after the date of determination.

  •
  "consolidated net assets" means the aggregate amount of assets, less reserves and other deductible items, after deducting current liabilities, as shown on Abbott's consolidated balance sheet contained in the latest quarterly report to Abbott's stockholders and prepared in accordance with generally accepted accounting principles. The calculation of "consolidated net assets" shall give pro forma effect to any acquisition by or disposition of assets in excess of $500,000,000 of Abbott or any of its subsidiaries that occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.

  •
  "domestic subsidiary" means a subsidiary of Abbott that transacts substantially all of its business or maintains substantially all of its property within the United States, excluding its territories, possessions and Puerto Rico, except a subsidiary that (1) is engaged primarily in financing operations outside of the United States or in leasing personal property or financing inventory, receivables or other property or (2) does not own a principal domestic property.

  •
  "mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

  •
  "person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

  •
  "principal domestic property" means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for manufacturing, processing, research, warehousing or distribution, located in the United States, excluding its territories, possessions and Puerto Rico, owned or leased by Abbott or any of its domestic subsidiaries and having a net book value which, on the date the determination as to whether a property is a principal domestic property is being made, is in excess of 2% of Abbott's consolidated net assets, other than any such building, structure or other facility or a portion thereof which is an air or water pollution control facility financed by state or local governmental obligations or which Abbott's chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted or assets owned by Abbott and its subsidiaries as an entirety.

  •
  "sale and leaseback transaction" means any arrangement with any bank, insurance company or other lender or investor (not including Abbott or any subsidiary) or to which any such lender or investor is a party, providing for the leasing by Abbott or any domestic subsidiary for a period, including renewals, in excess of three years of any principal domestic property which has been or is to be sold or transferred, more than 180 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by Abbott or any domestic subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such principal domestic property.

  •
  "subsidiary" means any person which is a corporation, partnership, joint venture, limited liability company, trust or estate, and of which Abbott directly or indirectly owns or controls stock or other interests, which under ordinary circumstances, not dependent upon the happening of a contingency, has the voting power to elect a majority of such person's board of directors, managers, trustees or equivalent. The term does not include any person that does not own a principal domestic property if Abbott's chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer determine in good faith that Abbott's existing aggregate investments, including those of its domestic subsidiaries, in the person are not of material importance to the total business conducted, or assets owned, by Abbott or its subsidiaries, as an entirety.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

  •
  failure to pay any interest or premium (if any) on any debt security of that series when due, continued for 30 days;

  •
  failure to pay principal of any debt security of that series when and as due;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  Abbott's failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

  •
  certain events involving the bankruptcy, insolvency or reorganization of Abbott; or

  •
  any other event of default provided with respect to debt securities of that series.

        If any event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of Abbott) occurs and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to Abbott, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. If an event of default involving an event of bankruptcy, insolvency or reorganization of Abbott occurs, the principal of all the debt securities then outstanding or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, and any accrued interest of all the debt securities of that series, will become immediately due and payable without any action on the part of the trustee or any holder. After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration with respect to such series.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

  •
  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

  •
  the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of that series a direction inconsistent with such request during the 60-day period.

        However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.

        Abbott is required to furnish to the trustee annually a statement as to its performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        Abbott and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither Abbott nor the trustee may, however, modify or amend the indenture without the consent of the holders of each outstanding debt security affected if such action would:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount thereof or the rate of interest thereon, or any premium payable upon redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by Abbott with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except (1) a default in the payment of principal, premium or interest and (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series affected.

Consolidation, Merger and Sale of Assets

        Abbott shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

  •
  the person formed by that consolidation or into which Abbott is merged or the person which acquires by conveyance or transfer, or which leases, Abbott's properties and assets substantially as an entirety is a corporation, limited liability company or partnership organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes Abbott's obligations on the debt securities under a supplemental indenture;

  •
  immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

  •
  if Abbott's properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, Abbott or such successor, as the case may be, takes the necessary steps to secure the debt securities equally and ratably with, or prior to, all indebtedness secured thereby; and

  •
  Abbott has delivered to the trustee an officers' certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at Abbott's option, Abbott:

  •
  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust ("defeasance"); or

  •
  need not comply with certain restrictive covenants of the indenture, including those described in the section of the prospectus captioned, "Certain Covenants of the Company" and

    "Consolidation, Merger and Sale of Assets" and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned, "Event of Default" relating to such covenants will no longer be an event of default ("covenant defeasance"), in each case, if Abbott deposits, in trust, with the trustee money and/or U.S. government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that Abbott designates, in accordance with the terms of the debt securities of that series.

        Abbott may establish this trust only if, among other things:

  •
  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit, or insofar as an event of default resulting from certain events involving Abbott's bankruptcy or insolvency are concerned, at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to Abbott in respect of the deposit;

  •
  the defeasance or covenant defeasance, as applicable, will not cause the trustee to have any conflicting interest with respect to any other of Abbott's securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a "regulated investment company";

  •
  the defeasance or covenant defeasance, as applicable, will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which Abbott is a party or by which Abbott is bound; and

  •
  Abbott has delivered an opinion of counsel to the effect that the beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance, as applicable, and will be subject to federal income tax in the same manner as if the defeasance or covenant defeasance, as applicable, had not occurred, which opinion of counsel, in the case of defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to Abbott, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

        If Abbott fails to comply with its remaining obligations under the indenture after a covenant defeasance of the indenture with respect to the debt securities of any series and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. Abbott will, however, remain liable for those payments.

Concerning the Trustee

        U.S. Bank National Association will serve as the trustee under the indenture. The trustee performs services for Abbott in the ordinary course of business.

LEGAL OPINIONS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities offered under this prospectus will be passed upon for Abbott by Wachtell, Lipton, Rosen & Katz, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements and the related financial statement schedule of Abbott Laboratories and subsidiaries appearing in Abbott Laboratories' Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Abbott Laboratories' internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        Abbott files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document Abbott files with the Commission at the Commission's public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Abbott's Commission filings are also available to the public on the Commission's web site at http://www.sec.gov. In addition, you may obtain free copies of the documents Abbott files with the Commission, including any of the documents filed with the Commission and incorporated herein by reference, by going to Abbott's website at www.abbott.com or by contacting Abbott's Investor Relations Department at 100 Abbott Park Road, Abbott Park, IL 60064-6400, Attention: Investor Relations, or by telephone at (224) 667-8945. The website address of Abbott is provided as an inactive textual reference only. The information provided on the Internet website of Abbott, other than copies of the documents listed below that have been filed with the Commission, is not part of this prospectus and, therefore, is not incorporated herein by reference.

        This prospectus is part of a registration statement that Abbott filed with the Commission. The Commission allows Abbott to "incorporate by reference" the information Abbott files with the Commission. This means that Abbott can disclose important information to you by referring you to other documents that Abbott identifies as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Abbott incorporates by reference the documents listed below:

  •
  Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

  •
  Information from the Proxy Statement on Schedule 14A filed on March 13, 2020 that is incorporated by reference in Abbott's Annual Report on Form 10-K for the year ended December 31, 2019; and

  •
  Current Reports on Form 8-K filed on January 8, 2020, February 11, 2020, February 27, 2020, and April 28, 2020.

        Abbott also incorporates by reference any future filings it makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the filing of this registration statement and before Abbott has terminated the offering. Abbott's subsequent filings with the Commission will automatically update and supersede information in this prospectus.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. Abbott has not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the debt securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current and accurate only as of the date of this prospectus.

$1,300,000,000

Abbott Laboratories

$650,000,000 1.150% Notes due 2028
$650,000,000 1.400% Notes due 2030

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	Barclays	BofA Securities	J.P. Morgan

Senior Co-Managers

BNP PARIBAS	Citigroup	Deutsche Bank Securities	MUFG	SOCIETE GENERALE

Co-Managers

HSBC	Santander	Standard Chartered Bank

Goldman Sachs & Co. LLC

Banca IMI	BBVA	ING	Mizuho Securities

RBC Capital Markets	US Bancorp	Siebert Williams Shank

June 22, 2020